As filed with the U.S. Securities and Exchange Commission on December 3, 2021 under the Securities Act of 1933, as amended.

Registration No. 333-261187

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Power & Digital Infrastructure Acquisition II Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2962208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Code)

321 North Clark Street, Suite 2440
Chicago, IL 60654
(312) 262-5642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick C. Eilers
Chief Executive Officer
321 North Clark Street, Suite 2440
Chicago, IL 60654
(312) 262-5642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Debbie P. Yee, P.C. Lance K. Hancock Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	E. Ramey Layne Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street Houston, Texas 77002 Tel: (713) 758-2222 Fax: (713) 758-2346

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$26,651
Class A common stock included as part of the units(3)	28,750,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	14,375,000 warrants	—	—	—	(4)
Class A common stock underlying redeemable warrants(3)	14,375,000 shares	$11.50	$165,312,500	$15,325
Total			$452,812,500	$41,976	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Power & Digital Infrastructure Acquisition II Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-261187) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibit index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	The list of exhibits immediately preceding the signature page of this Registration Statement is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
3.4	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Common Stock Certificate.*
4.3	Specimen Public Warrant Certificate.*
4.4	Specimen Private Warrant Certificate.*
4.5	Form of Public Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.6	Form of Private Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP, Counsel to the Registrant.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Stockholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement.*
10.6	Amended and Restated Promissory Note, dated July 1, 2021, issued to the Sponsor.*
10.7	Securities Subscription Agreement, dated March 30, 2021, between the Registrant and the Sponsor.*
10.8	Form of Securities Subscription Agreement between the Registrant and the Anchor Investors.
10.9	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
10.10	Form of Forfeiture Agreement between the Registrant and the Sponsor.
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the initial filing of the Registration statement).*
99.1	Form of Audit Committee Charter.*
99.2	Consent of Director Nominee (Paul Gaynor).*
99.3	Consent of Director Nominee (Scott Widham).*
99.4	Consent of Director Nominee (Paul Dabbar).*

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on the 3rd day of December 2021.

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Patrick C. Eilers	Chief Executive Officer and Director	December 3, 2021
Patrick C. Eilers	(Principal Executive Officer)
/s/ James P. Nygaard, Jr.	Chief Financial Officer	December 3, 2021
James P. Nygaard, Jr.	(Principal Financial and Accounting Officer)
/s/ Theodore J. Brombach	Chairman of the Board	December 3, 2021
Theodore J. Brombach

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